                  Registration Statement Consists of 13 pages.
                      The Exhibit Index appears on page 7.


                                              Registration No. 33-_________

     As filed with the Securities and Exchange Commission on May 3, 1995.
     --------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                           ------------------------

                              OAK INDUSTRIES INC.
           (Exact name of registrant as specified in its charter)


           DELAWARE                                   36-1569000
(State or other jurisdiction of                    (I.R.S. Employer
 incorporation or organization)                  Identification Number)

               1000 WINTER STREET, WALTHAM, MASSACHUSETTS 02154
                   (Address of Principal Executive Offices)

                             OAK INDUSTRIES INC.
                 1995 STOCK OPTION AND RESTRICTED STOCK PLAN
                          (Full title of the Plan)

                          ------------------------

                               PAUL J. HALAS
            Senior Vice President, General Counsel and Secretary
                            Oak Industries Inc.
                            1000 Winter Street
                            Waltham, MA 02154
                  (Name and address of agent for service)

                             (617) 890-0400
      (Telephone number, including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------
                               Proposed       Proposed
Title of                       Maximum        Maximum
Securities       Amount        Offering       Aggregate         Amount of
to be            to be         Price          Offering        Registration
Registered       Registered    Per Share      Price             Fee
- ---------------------------------------------------------------------------
Common Stock      538,515 (1)   $26.625       $14,337,961.88    $ 4,944.12
$.01 par value    shares

Common Stock      56,000 (1)    $25.375       $ 1,421,000.00    $   490.00
$.01 par value    shares

Common Stock      1,405,485     $29.000 (2)   $40,759,065.00    $14,054.85

- ---------------------------------------------------------------------------

(1) These shares are issuable upon the exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h)(1), the aggregate offering price and the fee has been computed upon the basis of the price at which the options may be exercised.

(2) Estimated solely for the purpose of calculating the aggregate offering price and registration fee for those shares without a fixed exercise price pursuant to Rule 457(h)(1) using the basis of $29.00, the average of the high and low reported prices as posted in the Wall Street Journal, New York Stock Exchange Composite Transactions on April 28, 1995, a date within 5 days prior to the date of filing this Registration Statement.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Note: The document(s) containing the information required by Item 1 of this Form S-8 and the statement of availability of Registrant information, and other information required by Item 2 of this Form will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the "Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Oak Industries Inc. (the "Company" or the "Registrant") shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy of any or all of the documents included in such file.


                                   PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

   Oak Industries Inc. hereby incorporates by reference the documents listed in (a) and (b) below, which have previously been filed with the Commission.

   (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

   (b) The Company's Quarterly Report on Form 10-Q for the period ended March 31, 1995.

   (c) The description of the Company's common stock contained in the Registration Statement on Form 8-A filed with the Commission under the Securities Exchange Act of 1934, as amended, on December 8, 1986.

   In addition, all documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

   Not Required.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

   Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-laws, agreement, vote or otherwise.

   In accordance with Section 145 of the Delaware General Corporation Law, the Restated Certificate of Incorporation, as amended, of the Company contains the following provisions with respect to indemnification of directors, officers, employees or agents of the Company and with respect to limitations on the personal liability of directors of the Company:

   "TWELFTH: The Corporation shall, to the fullest extent to which it is empowered to do so by the General Corporation Law of Delaware, or any other applicable laws, as from time to time in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation or a division thereof, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

   The provisions of this Article shall be deemed to be a contract between the Corporation and each director or officer who serves in any such capacity at any time while this Article and the relevant provisions of the General Corporation Law of Delaware or other applicable law, if any, are in effect, and any repeal or modification of any such law shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

   Persons who are not covered by the foregoing provisions of this Article and who are or were employees or agents of the Corporation or a division thereof, or are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors of the Corporation.

   The indemnification provided or permitted by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled by law or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
   The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

   THIRTEENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

   Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification."

   In addition to restating the language of ARTICLE TWELFTH of the Company's Restated Certificate of Incorporation, as amended, the Company's by-laws provide that the Company may, although it is not so required, indemnify any person by reason of the fact that such person is or was a director, officer, employee or agent of a constituent corporation absorbed in a consolidation or merger in which the corporation was the resulting or surviving corporation.

   The Company has an insurance policy that insures the Company's directors and officers against certain liabilities which may be incurred in connection with the performance of their duties.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

   Not Applicable.

ITEM. 8.  EXHIBITS.

   The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

   Exhibit

   5.1 Opinion of Ropes & Gray as to the legality of the securities being registered.
   23.1   Consent of Counsel (included in Exhibit 5.1 hereto)
   23.2   Consent of Price Waterhouse LLP, Independent Auditors
   24.1   Powers of Attorney (included in Part II of this Registration
          Statement)

ITEM 9.   UNDERTAKINGS.

   (a)  The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          PROVIDED, HOWEVER, that paragraphs a(1)(i) and a(1)(ii) herein do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 2nd day of May, 1995.


                                      OAK INDUSTRIES INC.

                                By:  /S/ PAUL J. HALAS
                                         PAUL J. HALAS
                                         Senior Vice President,
                                         General Counsel and Secretary


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

   Each person whose signature appears below constitutes and appoints Paul J. Halas as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments, or post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

        NAME                      TITLE                        DATE
        ----                      -----                        ----
 /S/ WILLIAM S. ANTLE III         President and                May 2,1995
(WILLIAM S. ANTLE III)            Chief Executive Officer

/S/ WILLIAM C. WEAVER             Senior Vice President and    May 2, 1995
(WILLIAM C. WEAVER)               Chief Financial Officer

/S/ THE LORD STEVENS OF LUDGATE   Director                     May 2, 1995
(THE LORD STEVENS OF LUDGATE)

/S/ RODERICK M. HILLS             Director                     May 2, 1995
(RODERICK M. HILLS)

/S/ DANIEL W. DERBES              Director                     May 2, 1995
(DANIEL W. DERBES)

/S/ GEORGE W. LEISZ               Director                     May 2, 1995
(GEORGE W. LEISZ)

/S/ GILBERT E. MATTHEWS           Director                     May 2, 1995
(GILBERT E. MATTHEWS)

/S/ CHRISTOPHER H.B. MILLS        Director                     May 2, 1995
(CHRISTOPHER H.B. MILLS)

/S/ ELLIOT L. RICHARDSON          Director                     May 2, 1995
(ELLIOT L. RICHARDSON)

                                EXHIBIT 5.1


May 3, 1995


Oak Industries Inc.
Bay Colony Corporate Center
1000 Winter Street
Waltham, MA 02154

Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

   We are furnishing this opinion in connection with your Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), covering, among other things, 2,000,000 shares of your Common Stock, $.01 par value (the "1995 Plan Shares"), to be registered for offering pursuant to your 1995 Stock Option and Restricted Stock Plan.

   We have examined and relied upon:

   (a) Copies of your Certificate of Incorporation and By-Laws, as amended to date;

   (b) A copy of said Registration Statement in the form to be filed with the Commission together with the exhibits thereto; and

   (c) Such other documents and records as we have deemed necessary for purposes of this opinion.

   We assume that you will take all steps necessary to comply with the Act and applicable state laws in connection with the offering and sale of the above-mentioned shares.

   Based upon the foregoing, we are of the opinion that the 1995 Plan Shares have been duly authorized and, upon their issuance and sale against receipt of the agreed consideration therefor in accordance with the terms and provisions of the 1995 Stock Option and Restricted Stock Plan, the 1995 Plan Shares will be validly issued, fully paid and non-assessable.

   We hereby consent to the filing of this opinion with and as part of said Registration Statement on Form S-8.

Very truly yours,


Ropes & Gray

                                  EXHIBIT 23.2

                        CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 20, 1995 appearing on page 21 of Oak Industries Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994.


Price Waterhouse LLP
Boston, Massachusetts
May 3, 1995

                               OAK INDUSTRIES INC.
                               1000 Winter Street
                               Waltham, MA  02154



May 3, 1995

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:   Oak Industries 1995 Stock Option and Restricted Stock Plan
      Registration Statement on Form S-8

Ladies and Gentlemen:

On behalf of Oak Industries Inc. (the "Company"), being submitted herewith for filing pursuant to the Securities Act of 1933, as amended, please find one copy of a Registration Statement on Form S-8, including all exhibits thereto. The Company caused the filing fee in the aggregate amount of $19,488.97 to be wire transferred to the Securities and Exchange Commission's account at the Mellon Bank in Pittsburgh earlier today, May 3, 1995.

Please do not hesitate to telephone the undersigned collect at (617) 890-0400 for any further information.

Very truly yours,



Mela Lew
Senior Counsel